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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported):  August 22, 1994


                           DOLLAR GENERAL CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                     Kentucky                                      0-4769                       61-0502302
  ----------------------------------------------          ------------------------           ------------------
  (State or other jurisdiction of incorporation)          (Commission File Number)           (I.R.S. Employer
                                                                                            Identification No.)

   104 Woodmont Blvd., Suite 500, Nashville, TN                                                    37205
   --------------------------------------------                                                 ----------
     (Address of principal executive offices)                                                   (Zip Code)
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      Registrant's telephone number, including area code:  (615) 783-2000



                                 Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)





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Item 5.        Other Events

               On August 22, 1994, Dollar General Corporation (the "Company") announced the issuance of 1,715,742 shares of a newly authorized series of convertible junior preferred stock, as approved by the Board of Directors. The shares of Series A Convertible Junior
               Preferred Stock were issued in exchange for the 8,578,710 shares of Dollar General Common Stock, $.50 par value per share, owned by C.T.S., Inc., a personal holding company ("C.T.S.")
               controlled by members of the Turner family (founders of the Company). The exchange, negotiated and recommended by a special committee of independent directors of the Company's Board of Directors, came in response to a request from C.T.S. to consider a transaction which meets certain estate planning needs of the Turner family. In connection with the exchange, the Board of Directors obtained an opinion from its financial advisor that the exchange is fair, from a financial point of view, to the stockholders of the Company.

               The Articles of Amendment to the Restated Articles of
               Incorporation setting forth the terms, rights and conditions of the Series A Convertible Junior Preferred Stock were approved by the Board of Directors and designated from the undesignated preferred stock previously authorized by the Company's stockholders. The transaction was effected through an Exchange
               Agreement dated August 22, 1994 by and among the Company, Dolgencorp, Inc., a wholly owned subsidiary of the Company, C.T.S. and the shareholders of C.T.S. The terms and conditions of the exchange, the rights and preferences of the Series A
               Convertible Junior Preferred Stock and the certain limited registration rights for the underlying common stock for the benefit of the estates of the Turner Children Trust dated
               January 21, 1980 are more fully described in the Exchange
               Agreement, the Articles of Amendment to the Restated Articles of Incorporation and the Registration Rights Agreement, respectively, copies of which are attached to this report as exhibits and incorporated by reference herein in their entirety.





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Item 7.        Financial Statements, Pro Forma Financial Information and
               Exhibits

      (c)      Exhibits:

               4.1       Articles of Amendment dated August 22, 1994 to the
                         Restated Articles of Incorporation
               10.1      Exchange Agreement dated August 22, 1994, by and among
                         Dollar General Corporation, Dolgencorp, Inc., C.T.S.,
                         Inc. and stockholders of C.T.S., Inc.
               10.2 Registration Rights Agreement dated August 22, 1994 by and among Dollar General Corporation, Turner Children
                         Trust dated January 21, 1980, Cal Turner, Jr., James
                         Stephen Turner, Laura Jo Dugas and Elizabeth Turner
                         Campbell.
               99.1      Press Release, dated August 22, 1994





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                                   SIGNATURES


  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               DOLLAR GENERAL CORPORATION


Date:  August 22, 1994         By: /s/Cal Turner, Jr.
                                   --------------------------------
                                   Cal Turner, Jr.
                                   Chairman, President and Chief Executive
                                     Officer






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                                 EXHIBIT INDEX



   No.                                      Description
   4.1          Articles of Amendment dated August 22, 1994 to the Restated
                Articles of Incorporation

  10.1          Exchange Agreement dated August 22, 1994, by and among Dollar
                General Corporation, Dolgencorp, Inc., C.T.S, Inc. and the stockholders of C.T.S., Inc.

  10.2          Registration Rights Agreement dated August 22, 1994 by and among
                Dollar General Corporation, Turner Children Trust dated January
                21, 1994, Cal Turner, Jr. James Stephen Turner, Laura Jo Dugas and
                Elizabeth Turner Campbell

  99.1          Press Release dated August 22, 1994





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